Exhibit 99.25(2)(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-294278 on Form N-2 of our report dated April 10, 2026, relating to the financial statements of AAM/Wilshire Infrastructure Fund L.P. appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the heading “Financial Statements” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, CO

June 2, 2026